Filed pursuant to Rule 424(b)(5)
Registration No.: 333-290554

PROSPECTUS SUPPLEMENT
(to Prospectus dated October 30, 2025)

BIODEXA PHARMACEUTICALS PLC

82,809 American Depositary Shares
Representing 41,404,500,000 Ordinary Shares

200,143 Pre-Funded Warrants to purchase 200,143 American Depositary Shares
Representing 100,071,500,000 Ordinary Shares

We are offering 82,809 of our American Depositary Shares, or Depositary Shares, pursuant to this prospectus supplement, or the Registered Depositary Shares. Each Registered Depositary Share will be sold in this offering at a purchase price equal to $2.85. Each Depositary Share represents 500,000 of our ordinary shares, nominal value £0.000001 per share, or Ordinary Shares.

In addition, we are offering 200,143 pre-funded warrants, or Pre-Funded Warrants, in lieu of Depositary Shares, to the investors whose purchase of Registered Depositary Shares in this offering would otherwise result in such investor, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our Ordinary Shares. Each Pre-Funded Warrant sold in this offering will be sold at a purchase price equal to $2.8499 (equal to the purchase price per Registered Depositary Share, minus $0.0001). The per share exercise price for the Pre-Funded Warrants will be $0.0001, and the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

We refer to the Registered Depositary Shares and the Pre-Funded Warrants issued in this offering, collectively, as the securities.

In a concurrent private placement, or the Private Placement, we will also issue to the purchasers in this offering Series M warrants exercisable for an aggregate of 282,952 Depositary Shares, or the Series M Warrants. The Series M Warrants will be exercisable at an exercise price of $2.85 per Depositary Shares, subject to adjustments for certain dilutive equity issuances. The Warrants will become exercisable upon receipt of shareholder approval, or Shareholder Approval, to allot the Series M Warrants, the Depositary Shares issuable upon the exercise of the Series M Warrants, or the Series M Warrant ADSs, and the ordinary shares underlying the Series M Warrant ADSs, or the Series M Warrant Shares, offered in the Private Placement without triggering statutory preemptive rights under the laws of England and Wales. The Series M Warrants will be exercisable at an exercise price of $2.85 per Depositary Shares, subject to adjustments for certain dilutive equity issuances. The Series M Warrants will expire five years from the initial exercise date. Six months after the issuance date of the Series M Warrants, if and only if there is no effective registration statement registering the applicable Depositary Shares, or no current prospectus available for such shares, the resale of the Depositary Shares issuable upon exercise of the Series M Warrants, the purchaser may exercise the Series M Warrants by means of a “cashless exercise”, subject to the satisfaction of payment of not less than the nominal value of the Ordinary Share under the provisions of the United Kingdom Companies Act of 2006, or the Companies Act. A holder of the Series M Warrants may not exercise the Series M Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% (such amount to be determined at the option of the holder) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. The Series M Warrants, the Series M Warrant ADSs, and the Series M Warrant Shares offered in the Private Placement are not being registered under the Securities Act of 1933, as amended, or the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, nor are such Series M Warrants, Series M Warrant ADSs and Series M Warrant Shares being offered pursuant to such prospectus supplement and base prospectus. The Series M Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Series M Warrants are not, and will not be, listed for trading on any national securities exchange. Each investor will be an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act) or “qualified institutional buyer” (as such term is defined in Rule 144A under the Securities Act).

Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.” The last reported closing price of Depositary Shares on the NASDAQ Capital Market on June 28, 2026 was $2.92.

There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to list the Pre-Funded Warrants, nor do we expect the Pre-Funded Warrants to be quoted, on NASDAQ or any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

We have engaged the Maxim Group LLC to act as our exclusive placement agent, or the placement agent, in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any of the securities we are offering and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. We have agreed to pay to the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the securities offered by this prospectus. There are no arrangements to place the funds in an escrow, trust or similar account. We will bear all costs associated with the offering.

The highest aggregate market value of our outstanding Ordinary Shares held by non-affiliates, or public float, was approximately $3,626,112, based on 373,056,808,922 of our Ordinary Shares outstanding, of which approximately 373,056,806,157 shares are held by non-affiliates, and a per share price of approximately $0.0000972, which represents 1/500,000th of $4.86, which was the price of our Depositary Shares on May 7, 2026, and which was the highest reported closing sale price of our Depositary Shares on the NASDAQ Capital Market, the principal market for our common equity, in the 60 days prior to June 29, 2026. As of the date of this prospectus supplement, we have not sold or offered any of our securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement. As a result, we are eligible to offer and sell up to an aggregate of $1,208,704 of our Depositary Shares pursuant to General Instruction I.B5. of Form F-3.

______________________________

Investing in our securities involves risks. See “Risk Factors” beginning on page S-12 in this prospectus supplement and on page 4 of the accompanying prospectus and the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Depositary Share	Per Pre-Funded Warrant	Total
Offering Price	$2.85	$2.8499	$806,393.19
Placement Agent Fees (1)	$0.228	$0.228	$64,513.06
Proceeds to Us (before expenses)	$2.622	$2.622	$741,880.13

(1)	We have also agreed to reimburse the placement agent for certain of its expenses, as described under the “Plan of Distribution” on page S-21 of this prospectus supplement.
(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of the Series M Warrants for cash, if any.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about July 1, 2026, subject to the satisfaction of certain closing conditions.

______________________________

Maxim Group LLC

The date of this prospectus supplement is June 29, 2026

PROSPECTUS SUPPLEMENT

PROSPECTUS

Page

ABOUT THIS PROSPECTUS	1
PRESENTATION OF FINANCIAL INFORMATION AND OTHER DATA	2
PROSPECTUS SUMMARY	4
RISK FACTORS	7
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
CAPITALIZATION	10
USE OF PROCEEDS	11
PLAN OF DISTRIBUTION	12
DESCRIPTION OF SHARE CAPITAL	14
DESCRIPTION OF WARRANTS	57
DESCRIPTION OF UNITS	59
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	38
EXPENSES	60
LEGAL MATTERS	61
EXPERTS	61
ENFORCEMENT OF JUDGMENTS	61
WHERE YOU CAN FIND MORE INFORMATION	61
INCORPORATION OF DOCUMENTS BY REFERENCE	62

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our Registered Depositary Shares (including any Pre-Funded Warrants issued in lieu thereof). You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the Registered Depositary Shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We are responsible only for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized anyone to provide you with different information or to make any representation other than those contained or incorporated by reference in this prospectus supplement. If any person provides you with different or inconsistent information, you should not rely on it. Neither we nor the placement agent take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context specifically indicates otherwise, references in this prospectus supplement to “Biodexa Pharmaceuticals PLC,” “Biodexa,” “the Company,” “we,” “our,” “ours,” “us,” “the Group,” or similar terms refer to Biodexa Pharmaceuticals PLC and its subsidiaries.

For investors outside the United States: We have not, and the placement agent has not, taken any action to permit this offering, or to permit the possession or distribution of this prospectus, in any jurisdiction where action for that purpose is required, other than the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to the offering of the Depositary Shares and the distribution of this prospectus outside of the United States.

S-1

PRESENTATION OF FINANCIAL AND OTHER INFORMATION

Our financial statements are prepared in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board and adopted by the European Union. We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them. We prepare our consolidated financial statements in British pounds sterling. In this prospectus supplement, references to “GBP,” “£,” “pence” or “p” are each to British pounds sterling (or units thereof), and references to “$,” “USD,” “US$” and “United States dollar” are each to the United States dollar.

On March 27, 2023, following shareholder approval at a general meeting, we effected a one-for-20 reverse stock split of our Ordinary Shares, and our consolidated Ordinary Shares began trading on AIM, a market operated by the London Stock Exchange plc, or AIM, on a split-adjusted basis as of such date. No fractional shares were issued in connection with the reverse stock split. At the same general meeting, our shareholders approved the cancellation of admission of our Ordinary Shares on AIM and this cancellation became effective on April 26, 2023.

Concurrently with the reverse split, and in order to continue meeting The NASDAQ Stock Market LLC’s, or NASDAQ, minimum 500,000 publicly held shares requirement pursuant to Rule 5550(a)(4), on March 27, 2023 we effected a ratio change in the number of Ordinary Shares represented by the Depositary Shares from 25 Ordinary Shares per Depositary Share to five Ordinary Shares per Depositary Share.

On June 14, 2023, we held our annual general meeting of shareholders, or the June AGM, and our shareholders passed resolutions, among other procedural items, to approve the allotment of, and disapplication of pre-emption rights in respect of, up to 7.0 billion Ordinary Shares, or Shareholder Approval. On June 14, 2023, we also held a separate general meeting of shareholders, or June GM, and our shareholders passed resolutions to (x)(i) re-designate our deferred shares into A deferred shares, or the Re-Designation, and (ii) subdivide our Ordinary Shares of £0.02 nominal value each into one Ordinary Share of £0.001 nominal value and 19 B deferred shares of £0.001 nominal value each, each the Subdivision, and (y) adopt new articles of association, or the Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the Re-Designation and the Subdivision, together with certain other changes to reflect that the Ordinary Shares were no longer admitted to trading on AIM. As is standard for deferred shares, each B deferred share has very limited rights and is effectively valueless. The B deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

On July 5, 2023, and in an effort to bring our Depositary Share price into compliance with NASDAQ’s minimum bid price per share requirement, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from five Ordinary Shares per Depositary Share to 400 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

On October 4, 2024, and in an effort to bring our Depositary Share price into compliance with NASDAQ’s minimum bid price per share requirement, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 400 Ordinary Shares per Depositary Share to 10,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

On November 22, 2024, we held a general meeting of shareholders, or the November GM, and our shareholders passed resolutions to (i) subdivide our Ordinary Shares of £0.001 nominal value each into one Ordinary Share of £0.00005 nominal value and 19 C deferred shares of £0.00005 nominal value each, each the November Subdivision, and (y) adopt new Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the November Subdivision. As is standard for deferred shares, each C deferred share has very limited rights and is effectively valueless. The C deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

On June 11, 2025, we held a general meeting of shareholders, or June 2025 GM, and our shareholders passed resolutions to (i) subdivide our Ordinary Shares of £0.00005 nominal value each into one Ordinary Share of £0.000001 nominal value and 49 D deferred shares of £0.000001 nominal value each, each the June 2025 Subdivision, and (y) adopt new Articles of Association, which made consequential amendments to the existing Articles of Association of the Company to reflect the June Subdivision. As is standard for deferred shares, each D deferred share has very limited rights and is effectively valueless. The D deferred shares have the rights and restrictions as set out in the Articles of Association and do not entitle the holder thereof to receive notice of or attend and vote at any general meeting of the Company or to receive a dividend or other distribution.

On July 31, 2025, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 10,000 Ordinary Shares per Depositary Share to 100,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

S-2

On April 6, 2026, we effected a ratio change in the number of Ordinary Shares represented by our Depositary Shares from 100,000 Ordinary Shares per Depositary Share to 500,000 Ordinary Shares per Depositary Share. No fractional Depositary Shares were issued.

The change in the number of Ordinary Shares resulting from the reverse stock split and change in the number of Depositary Shares (and the underlying Ordinary Shares) resulting from the change in ratio, including any changes resulting from fractional Depositary Shares not being issued to holders in connection with the Depositary Share ratio change, has been applied retroactively to all share and per share amounts presented in this prospectus, to the extent applicable. As a result of retroactively applying changes resulting from fractional Depositary Shares not being issued to holders in connection with the Depositary Share ratio change, the amount of Ordinary Shares issued in prior transactions may not equal the amount of Depositary Shares such Depositary Shares are currently exercisable for.

S-3

WHERE YOU CAN FIND MORE INFORMATION

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our “insiders” are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. The SEC maintains an Internet site that contains reports, proxy, information statements and other information regarding issuers at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.biodexapharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus supplement and the accompanying prospectus is part of a registration statement we filed with the SEC. This prospectus supplement omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document. Information that we file later with the SEC will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. These documents contain important information about us and our financial condition.

This prospectus supplement and accompanying prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on March 27, 2025, or the Annual Report;

•	our Reports on Form 6-K and any amendments thereto furnished to the SEC on January 5, 2026, January 6, 2026, February 4, 2026, and March 18, 2026, that we incorporate by reference into this prospectus supplement; and

•	the description of our Depositary Shares representing Ordinary Shares and our Ordinary Shares contained in the description of securities filed as Exhibit 2.1 to our Annual Report, as such description may be amended, and any amendments or reports filed for the purpose of updating such description.

Unless expressly incorporated by reference, nothing in this prospectus supplement and the accompanying prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

S-4

We will provide, without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated or deemed to be incorporated herein by reference other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document. Requests for such documents should be addressed in writing or by telephone to:

Biodexa Pharmaceuticals PLC
1 Caspian Point
Caspian Way
Cardiff, CF10 4DQ, United Kingdom
+44 29 2048 0180

You may also access these documents on our website, www.biodexapharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or accompanying prospectus. We have included our website address in this prospectus supplement solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and accompanying prospectus or incorporated by reference in this prospectus supplement and accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

S-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available. This section should be read in conjunction with our financial statements and related notes incorporated by reference into this prospectus supplement and the accompany prospectus. The statements contained in this prospectus supplement and the accompanying prospectus that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements can be identified by words such as “believe,” “anticipate,” “may,” “might,” “can,” “could,” “continue,” “depends,” “expect,” “expand,” “forecast,” “intend,” “predict,” “plan,” “rely,” “should,” “will,” “may,” “seek,” or the negative of these terms and other similar expressions, although not all forward-looking statements contain these words. You should read these statements carefully because they discuss future expectations, contain projections of future results of operations or financial condition, or state other “forward-looking” information. These statements relate to our future plans, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements.

These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to, those described in “Risk Factors.” These forward-looking statements reflect our beliefs and views with respect to future events and are based on estimates and assumptions as of the date of this prospectus and are subject to risks and uncertainties. We discuss many of these risks in greater detail in the section titled “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We qualify all of the forward-looking statements in this prospectus supplement and the accompanying prospectus by these cautionary statements. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, whether as a result of new information, future events or otherwise. You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 20-F and our Reports on Form 6-K. We undertake no obligation to revise or update any forward-looking statements, except to the extent required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus supplement and the accompanying prospectus also contains estimates, projections and other information concerning our industry, our business, and our target markets for certain diseases, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources.

S-6

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference, which are described under “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors.”

Our Company

We are a clinical stage biopharmaceutical company developing a pipeline of innovative products for the treatment of diseases with unmet medical needs, including gastrointestinal stromal tumors, or GIST, familial adenomatous polyposis, or FAP, non-muscle invasive bladder cancer, or NMIBC, and type 1 diabetes, or T1D.

In April 2024 we licensed eRapa, a proprietary formulation of rapamycin, from Rapamycin Holdings, Inc. d/b/a Emtora Biosciences, Inc., or Emtora. Rapamycin is an mTOR inhibitor. As a central regulator of cell metabolism, growth, proliferation and survival, the mTOR pathway is activated during various cellular processes including tumor formation and angiogenesis. Through the use of nanotechnology and pH sensitive polymers, eRapa is designed to address the poor bioavailability, variable pharmacokinetics and toxicity generally associated with the currently available forms of rapamycin. A Phase 2 study of eRapa in NMIBC, now being conducted as an investigator-initiated trial by the University of Texas, San Antonio, is ongoing. On February 10, 2025, we announced that the United States Food and Drug Administration had granted fast track designation for eRapa. Fast track designation is intended to facilitate the development and expedite the review of drugs to treat serious conditions and fill an unmet medical need. In May 2025, we announced the receipt of an additional grant of $3.0 million from the Cancer Prevention and Research Institute of Texas, or CPRIT, to support the registrational Phase 3 program of eRapa in FAP, which, along with the prior grants received from CPRIT and the Company match, we expect will fund substantially all costs of the Phase 3 study.

The Phase 3 study of eRapa in FAP is a double-blind placebo-controlled trial in 168 patients, randomized 2:1 drug / placebo, conducted in approximately 30 clinical sites across the United States and Europe. On June 25, 2025, we announced the activation of the first clinical study site for our Phase 3 clinical study in patients with FAP, which is actively screening patients. On July 14, 2025, we announced the filing of a Clinical Trial Application, or CTA, with the European Medicines Agency, or EMA, for the Phase 3 study, which is required to begin a clinical trial in Europe, and on August 18, 2025, we announced the enrollment of the first two patients in the Phase 3 study by the Pan American Center for Oncology in San Juan, Puerto Rico. On November 3, 2025, we announced the approval of the CTA by the EMA for the Phase 3 study in Europe, and on December 1, 2025 we announced the enrollment of the first European patients into the study.

On February 4, 2026 we licensed MTX240, formerly known as OPB-171775, from Otsuka Pharmaceutical Co., Ltd, or Otsuka. MTX240 is a new chemical entity molecular glue which we intend to develop for GIST. Otsuka developed a comprehensive preclinical data package and gained approval for a Phase 1 study from the Pharmaceuticals and Medical Devices Agency in Japan. GIST is driven by activating mutations in the KIT receptor tyrosine kinase. While tyrosine kinase inhibitors (TKIs) such as imatinib, sunitinib, and regorafenib are reported to have significantly improved outcomes for GIST patients, resistance typically develops through secondary KIT mutations or activation of alternative signaling pathways. This represents a substantial clinical challenge with limited therapeutic options for patients once they have cycled through the available TKIs.

MTX240 acts as a molecular glue, bringing two intracellular proteins, PDE3a and SLFN12, specifically co-expressed by GIST cancer cells, into close proximity to form a stable complex. This interaction stabilizes SLFN12, enabling it to drive RNase-mediated apoptosis in GIST cells through a mechanism independent of KIT signaling. By triggering cell death through this alternative pathway, MTX240 is designed to overcome the resistance mechanisms that render TKI-resistant GISTs refractory to conventional kinase inhibitors. This novel mechanism may provide clinical benefit for a significant proportion of GIST patients, not only those who have developed resistance to TKIs.

Our first priority with respect to MTX240 is to engage a contract manufacturer to manufacture clinical trial material, file an IND application and commence a Phase 1b / 2a dose escalation study to determine a maximum tolerated dose and preferred regimen followed by an extension component to assess potential efficacy signals in TKI-resistant patients.

Tolimidone is a selective activator of the enzyme lyn kinase which increases phosphorylation of insulin substrate -1, thereby amplifying the signaling cascade initiated by the binding of insulin to its receptor. Lyn kinase modulates key intracellular functions such as proliferation, differentiation, apoptosis, migration and metabolism. In fat cells, lyn kinase increases utilization of insulin, thus decreasing blood sugar without having an effect on insulin production. In pancreatic islets, activation of lyn kinase promotes beta cell survival and proliferation, whereas its inhibition leads to cell death, prevents proliferation and precipitates diabetes. We are developing tolimidone for T1D initially in a Phase 2a dose confirming study. On June 4, 2025, we announced the recruitment of the first patient in the study. The study will measure C-peptide levels (a marker for insulin) and HbA1c (a marker for blood glucose) after three months compared with baseline and the number of hyperglycemic events initially in 12 patients across three dose groups.

S-7

Due to resource constraints, MTX110, a liquid formulation of the histone deacetylase, panobinostat, being studied in aggressive rare/orphan brain cancer indications, has been de-prioritized and is no longer a key program for the Company. In addition, we have closed our laboratory in Cardiff, Wales and are no longer investing in our drug delivery technologies, which included Q-Sphera, MidaSolve and MidaCore.

Recent Developments

Warrant Inducement

On June 29, 2026, we entered into warrant exercise inducement letter agreement, or the Inducement Letter, with a holder of certain of our outstanding Series L warrants to purchase Depositary Shares, or the Existing Warrants, pursuant to which such holder agreed to exercise Existing Warrants to purchase an aggregate of 609,756 Depositary Shares at a reduced exercise price of $2.85 per Depositary Share, or the Warrant Inducement. In consideration therefor, we agreed to issue unregistered Series O warrants, or Series O Warrants, to purchase an aggregate of 1,219,512 Depositary Shares, representing 200% of the Depositary Shares issued upon exercise of the Existing Warrants, upon receipt of shareholder approval to allot the Series O Warrants, the Depositary Shares issuable upon the exercise of the Series O Warrants, or Series O Warrant ADSs, and the ordinary shares underlying the Series O Warrant ADSs, offered in the Warrant Inducement without triggering statutory preemptive rights under the laws of England and Wales. The Series O Warrants will have an exercise price of $2.85 per Depositary Share, will not be exercisable until shareholder approval is obtained and will have a term of five years from the date shareholder approval is obtained.

The Series O Warrants and the Series O Warrant ADSs are not being registered under the Securities Act, were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

The aggregate gross proceeds to us from the Warrant Inducement is expected to be approximately $1.74 million, before deducting placement agent fees and related offering expenses. The Warrant Inducement is expected to close on or about July 1, 2026, subject to customary closing conditions.

Second Private Placement

On June 29, 2026, in a private placement transaction, or the Second Private Placement, we agreed to issue and sell to the a certain investor, or the Investor, (i) pre-funded warrants exercisable for an aggregate of 350,877 Depositary Shares, or the Unregistered Pre-Funded Warrants, and (ii) warrants to purchase an aggregate of 701,754 Depositary Shares, or the Series N Warrants, upon receipt of shareholder approval to allot the Series N Warrants, the Depositary Shares issuable upon the exercise of the Series N Warrants, or Series N Warrant ADSs, and the ordinary shares underlying the Series N Warrants ADSs, offered in the Second Private Placement without triggering statutory preemptive rights under the laws of England and Wales.

Each Unregistered Pre-Funded Warrant is being sold at an offering price of $2.8499. The Unregistered Pre-Funded Warrants are being sold, in lieu of Depositary Shares, to the Investor such that the Investor’s purchase of Depositary Shares in the would not otherwise result in such Investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% or 9.99% (such amount to be determined at the option of the Investor upon issuance) of our outstanding Ordinary Shares immediately following the consummation of the transactions described in this prospectus supplement. Each Unregistered Pre-Funded Warrant represents the right to purchase one Depositary Share at an exercise price of $0.0001 per Depositary Share. The Unregistered Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until exercised in full.

The Series N Warrants will be exercisable at an exercise price of $2.85 per Depositary Share, subject to adjustments for certain dilutive Company equity issuances. The Series L Warrants will have an exercise price of $2.85 per Depositary Share, will not be exercisable until shareholder approval is obtained and will have a term of five years from the date shareholder approval is obtained. The Series N Warrants and the Series N Warrant ADSs are not being registered under the Securities Act, were not offered pursuant to the Registration Statement and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act, and Rule 506(b) promulgated thereunder.

Placement Agency Agreement

In connection with the Registered Offering, the Private Offering and the Warrant Inducement, we entered into a placement agency agreement, or the Placement Agent Agreement, with Maxim Group LLC, or Maxim, pursuant to which we engaged Maxim as the exclusive placement agent for the Registered Offering, Private Offering and Warrant Inducement. We agreed to pay Maxim a cash fee in an amount equal to 8.0% of the aggregate gross proceeds received by us from the sale of the securities at the closing and to reimburse Maxim for certain out-of-pocket expenses, including the reasonable fees and expenses of Maxim’s counsel, subject to the limits set forth in the Placement Agent Agreement.

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Corporate Information

We are a public limited company incorporated under the laws of England and Wales under registered number 09216368. Our principal executive offices are located at 1 Caspian Point, Caspian Way, Cardiff, CF10 4DQ, United Kingdom. The telephone number at our principal executive office is +44 29 20480 180. Our authorized representative in the United States is Donald J. Puglisi of Puglisi and Associates. Our agent for service in the United States is Donald J. Puglisi of Puglisi and Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711. Our Depositary Shares are traded on the NASDAQ Capital Market under the symbol “BDRX.”

Our corporate website is located at www.biodexapharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement and accompanying prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being a Foreign Private Issuer

We are incorporated as a public limited company in England and Wales, are we are deemed to be a “foreign private issuer” for the purposes of the reporting rules under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In our capacity as a foreign private issuer, we are exempt from certain rules under the Exchange Act that would otherwise apply if we were a company incorporated in the United States, including:

•	the requirement to file periodic reports and financial statements with the SEC as frequently or as promptly as United States companies with securities registered under the Exchange Act;

•	the requirement to file financial statements in accordance with accounting principles generally accepted in the United States;

•	the proxy rules, which impose certain disclosure and procedural requirements for proxy solicitation; and

•	the requirement to comply with Regulation FD, which imposes certain restrictions on the selection disclosure of material information.

In addition, our officers, directors and principal shareholders are exempt from the “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of our Ordinary Shares. Accordingly, an investor may receive less information about us that it would receive about a public company incorporated in the United States.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report and our Reports on Form 6-K, as filed with the SEC, as described in the section titled “Incorporation of Certain Information by Reference.”

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The Offering

Registered Depositary Shares offered by us	82,809 Registered Depositary Shares, each representing 500,000 Ordinary Shares

Price per Registered Depositary Share	$2.85

Pre-Funded Warrants to be offered by us

We are offering Pre-Funded Warrants to purchase an aggregate of 200,143 Depositary Shares in lieu of Registered Depositary Shares to certain investors whose purchase of shares of Registered Depositary Shares in this offering would otherwise result in the investor, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Ordinary Shares immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the price at which a Registered Depositary Share is sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant is $0.0001 per share. Each Pre-Funded Warrant will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

This prospectus supplement and accompanying prospectus also relate to the offering of the Depositary Shares (including the underlying Ordinary Shares) issuable upon exercise of the Pre-Funded Warrants.

Total Ordinary Shares outstanding immediately prior to this offering	373,056,808,922 Ordinary Shares (including those represented by Depositary Shares).

Total Ordinary Shares to be outstanding immediately after this offering	414,461,308,922 Ordinary Shares (including those represented by Registered Depositary Shares), assuming no exercise of any the Pre-Funded Warrants.

Concurrent Private Placement	In the Private Placement, we will also issue to the purchasers in this offering Series M Warrants exercisable for an aggregate of 282,952 Depositary Shares. The Series M Warrants will become exercisable upon receipt of Shareholder Approval. The Series M Warrants will be exercisable at an exercise price of $2.85 per Depositary Shares, subject to adjustments for certain dilutive equity issuances. The Series M Warrants will expire five years from the initial exercise date. Six months after the issuance date of the Series M Warrants, if and only if there is no effective registration statement registering the applicable Depositary Shares, or no current prospectus available for such shares, the resale of the Depositary Shares issuable upon exercise of the Series M Warrants, the purchaser may exercise the Series M Warrants by means of a “cashless exercise”, subject to the satisfaction of payment of not less than the nominal value of the Ordinary Share under the provisions of the Companies Act. A holder of the Series M Warrants may not exercise the Series M Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% (such amount to be determined at the option of the holder) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. The Series M Warrants, the Series M Warrant ADSs, and the Series M Warrant Shares offered in the Private Placement are not being registered under the Securities Act, pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, nor are such Series M Warrants, Series M Warrant ADSs and Series M Warrant Shares being offered pursuant to such prospectus supplement and base prospectus. The Series M Warrants are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Series M Warrants are not, and will not be, listed for trading on any national securities exchange. Each investor will be an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act) or “qualified institutional buyer” (as such term is defined in Rule 144A under the Securities Act).

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Depositary Shares

Each Depositary Share represents 500,000 Ordinary Shares.

The depositary (through its custodian) will hold the Ordinary Shares underlying your Depositary Shares. You will have rights as provided in the deposit agreement among us, JPMorgan Bank Chase Bank, N.A., as depositary, and all owners and holders from time to time of Depositary Shares issued thereunder. You may, among other things, cancel your Depositary Shares and withdraw the underlying Ordinary Shares against a fee paid to the depositary (which may be reimbursable by the Company). In certain limited instances described in the deposit agreement, we may amend or terminate the deposit agreement without your consent. If you continue to hold your Depositary Shares, you agree to be bound by the terms of the deposit agreement then in effect.

To better understand the terms of the Depositary Shares and the deposit agreement, including applicable fees and charges, you should carefully read “Description of American Depositary Shares” in this prospectus supplement. You should also read the deposit agreement, which is an exhibit to the registration statement that includes this prospectus.

Depositary	JPMorgan Chase Bank, N.A.

Use of proceeds	We intend to use the net proceeds from this offering to fund our development programs, for working capital and other general corporate purposes. Pending other uses, we intend to invest the net proceeds to us in short-term, interest-bearing investments. We cannot predict whether the net proceeds invested will yield a favorable return. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page S-12 of this prospectus supplement and page 7 of the accompanying prospectus, as well as those risk factors that are incorporated by reference in this prospectus supplement, for a discussion of factors to consider before deciding to invest in our securities.

Listing	Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.”

The number of Ordinary Shares outstanding after this offering set forth above is based on 373,056,808,922 Ordinary Shares (including those represented by Depositary Shares) outstanding as of June 29, 2026, and excludes the following other securities as of such date:

•	313,070,788 Ordinary Shares issuable upon the exercise of stock options under out equity incentive plans at a weighted average exercise price of £2,317.92 per share; and

•	warrants, including pre-funded warrants, exercisable for 1,256,341 Depositary Shares (representing 628,170,500,000 Ordinary Shares), at a weighted-average exercise price of $26.43 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the Pre-Funded Warrants issued in this offering, the Series M Warrants, the Series N Warrants, the Series O Warrants, and the Unregistered Pre-Funded Warrants.

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RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2025, which is incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

Future sales of our Depositary Shares (or the underlying Ordinary Shares), or the perception that such sales may occur, could cause the market price of our Depositary Shares (and the underlying Ordinary Shares) to fall.

Sales of a substantial number of our Depositary Shares (or the underlying Ordinary Shares) in the public market, or the perception that these sales could occur, following this offering could cause the market price of our Depositary Shares (and the underlying Ordinary Shares) to decline. A substantial majority of the outstanding securities are, and the Depositary Shares sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from any offering by us and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for us.

We will require additional capital funding, the receipt of which may impair the value of our Depositary Shares.

Our future capital requirements depend on many factors, including our research, development, sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our product candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing Depositary Shares.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the foreseeable future. Any return on investment may be limited to the value of our Depositary Shares.

We have never paid cash dividends on our Ordinary Shares (and, by extension our Depositary Shares) and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our Depositary Shares may be less valuable because a return on your investment will only occur if the Depositary Share price appreciates.

Risks related to the Pre-Funded Warrants

We do not intend to apply for any listing of the Pre-Funded Warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the Pre-Funded Warrants.

We do not intend to apply for any listing of the Pre-Funded Warrants on the NASDAQ Capital Market or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the Pre-Funded Warrants. Without an active market, the liquidity of the Pre-Funded Warrants will be limited. Further, the existence of the Pre-Funded Warrants may act to reduce both the trading volume and the trading price of our Depositary Shares.

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Except as otherwise provided in the Pre-Funded Warrants, holders of Pre-Funded Warrants purchased in this offering will have no rights as Depositary Share holders until such holders exercise their warrants or Pre-Funded Warrants and acquire our Depositary Shares.

Except as set forth in the Pre-Funded Warrants, until holders of Pre-Funded Warrants acquire our Depositary Shares upon exercise of the Pre-Funded Warrants, holders of the Pre-Funded Warrants have no rights with respect to our Depositary Shares underlying such Pre-Funded Warrants, the holders will be entitled to exercise the rights of a holder of Depositary Shares only as to matters for which the record date occurs after the exercise date.

We may not receive any additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrants may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of our Depositary Shares determined according to the formula set forth in the Pre-Funded Warrants. Accordingly, we may not receive any additional funds upon the exercise of the Pre-Funded Warrants.

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CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2025:

•	on an actual basis;

•	on a pro forma as-adjusted basis to give effect to (i) the issuance and sale by us of 82,809 Registered Depositary Shares and 200,143 Pre-Funded Warrants in this offering at an offering price of $2.85 per Registered Depositary Share and $2.8499 per Pre-Funded Warrant, (ii) the Warrant Inducement, and (iii) the issuance and sale by us of 350,877 Unregistered Pre-Funded Warrants in the Second Private Placement, in each case after deducting placement agent fees and estimated offering expenses by us.

The amounts shown below are unaudited and the pro forma and pro forma as-adjusted numbers represent management’s estimate. The pro forma and pro forma as-adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information contained in this prospectus supplement and incorporated by reference in this prospectus supplement.

(£ in thousands)	As of December 31, 2025 (1)
	Actual	Pro Forma As-Adjusted

Cash and cash equivalents	8,534	10,630
Long-term debt	--	--
Total equity	11,539	13,501
Total capitalization	11,539	13,501

________

(1) All proceeds from the sale of the securities have been reflected within “Total equity” for purposes of this table. We will be required to complete an assessment of the accounting and valuation for such instruments, which may result in a portion of the proceeds being classified outside of Total equity and remeasured to fair value each reporting period (if liability-classified instruments). Such assessment will be completed in connection with the preparation of our consolidated financial statements for the period in which the sales occur.

The table above does not include:

•	313,070,788 Ordinary Shares issuable upon the exercise of stock options under out equity incentive plans at a weighted average exercise price of £2,317.92 per share; and

•	warrants, including pre-funded warrants, exercisable for 1,256,341 Depositary Shares (representing 628,170,500,000 Ordinary Shares), at a weighted-average exercise price of $26.43 per share.

The table above assumes no exercise of the Pre-Funded Warrants issued in this offering, the Series M Warrants, the Series N Warrants, the Series O Warrants, and the Unregistered Pre-Funded Warrants.

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DILUTION

Dilution or accretion is the amount by which the offering price paid by the purchasers of our Depositary Shares in this offering will differ from the net tangible book value per Depositary Share after the offering. Net tangible book value per Depositary Share is determined by dividing our total tangible assets, less total liabilities, by the number of our Ordinary Shares outstanding as of December 31, 2025, and multiplying such amount by 500,000 (one Depositary Share represents 500,000 Ordinary Shares).

Our net tangible book value as of December 31, 2025 was approximately £9.15 million, or $16.49 per Depositary Share.

After giving effect to (i) the sale of 82,809 Registered Depositary Shares at a public offering price of $2.85 and 200,143 Pre-Funded Warrants at a public offering price of $2.8499 in this offering, (ii) the Warrant Inducement and (iii) the Second Private Placement, and after deducting fees, commissions and estimated offering expenses payable by us, and assuming no exercise of the Pre-Funded Warrants, Series M Warrants, Series N Warrants, Series O Warrants and the Unregistered Pre-Funded Warrants, our as adjusted net tangible book value as of December 31, 2025 would have been $15.11 million, or $7.59 per Depositary Share. This amount represents an immediate decrease in as adjusted net tangible book value of $8.90 per share to our existing shareholders and an immediate accretion of $4.74 per share to investors participating in this offering.

The following table illustrates this accretion on a per Depositary Share basis:

As at December 31, 2025
Per Depositary Share
Public offering price per Depositary Share	$2.85
Historical net tangible book value as of December 31, 2025	$16.49
Decrease to net tangible book value per Depositary Share attributable to the Warrant Inducement, the Second Private Placement and this offering	$(8.90)
Pro-forma as-adjusted net tangible book value per Depositary Share as of December 31, 2025, after giving effect to the Warrant Inducement, the Second Private Placement and this offering	$7.59
Accretion per Depositary Share to the investors in this offering	$4.74

For purposes of this section, the share information above excludes:

•	313,070,788 Ordinary Shares issuable upon the exercise of stock options under out equity incentive plans at a weighted average exercise price of £2,317.92 per share; and

•	warrants, including pre-funded warrants, exercisable for 1,256,341 Depositary Shares (representing 628,170,500,000 Ordinary Shares), at a weighted-average exercise price of $26.43 per share.

Except as otherwise noted, all information in this prospectus supplement reflects and assumes no exercise of the Pre-Funded Warrants issued in this offering, the Series M Warrants, the Series N Warrants, the Series O Warrants, and the Unregistered Pre-Funded Warrants.

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USE OF PROCEEDS

We expect that our net proceeds from the offering will be approximately $0.64 million, after deducting the placement agent fees and estimated offering expenses payable by us and excluding any proceeds we may receive upon the exercise of the Pre-Funded Warrants and the Series M Warrants being offered in the Private Placement. Upon any exercise of the Pre-Funded Warrants or Series M Warrants for cash, the applicable holder would pay us the exercise price set forth in the applicable warrant. We can make no assurances that any of the Pre-Funded Warrants or Series M Warrants will be exercised, or if exercised, the quantity which will be exercised or in the period in which they will be exercised.

We anticipate that we will use the net proceeds of the offering to fund our development programs, for working capital and for general corporate purposes clinical trials for its product candidates, for working capital and for general corporate purposes.

As of the date of this prospectus, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon completion of this offering, or the amount we will actually spend on the uses set forth above. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including the relative success and cost of our research and development programs, our ability to gain access to additional financing, and other factors described under “Risk Factors” in this prospectus and in our Annual Report. As a result, our management will have broad discretion in the application of the net proceeds, and investors will be relying on our management’s judgment regarding the application of the net proceeds of this offering.

Pending the application of the net proceeds as described above, we will hold the net proceeds from this offering in short-term, interest-bearing, securities.

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dividend policy

Since inception, we have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends on our Ordinary Shares or the Depositary Shares in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. As a result, investors in the Ordinary Shares and Depositary Shares will benefit in the foreseeable future only if the Ordinary Shares and Depositary Shares appreciate in value.

Any determination to pay dividends in the future would be at the discretion of our Board of Directors and will depend upon our results of operations, cash requirements, financial condition, contractual restrictions, and any future debt agreements and is subject to compliance with applicable laws, including the Companies Act, which requires English companies to have profits available for distribution equal to or greater than the amount of the proposed dividend.

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PRIVATE PLACEMENT TRANSACTION AND SERIES M WARRANTS

In the Private Placement, we will also issue to the purchasers in this offering Series M Warrants exercisable for an aggregate of 282,952 Depositary Shares. The Series M Warrants will be exercisable at an exercise price of $2.85 per Depositary Share, subject to adjustments for certain dilutive equity issuances. The Series J Warrants will become exercisable upon receipt of Shareholder Approval. The Series M Warrants expire five years from the initial exercise date. Six months after the issuance date of the Series M Warrants, if and only if there is no effective registration statement registering the applicable Depositary Shares, or no current prospectus available for such shares, the resale of the Depositary Shares issuable upon exercise of the Series M Warrants, the purchaser may exercise the Series M Warrants by means of a “cashless exercise”, subject to the satisfaction of payment of not less than the nominal value of the Ordinary Share under the provisions of the Companies Act. A holder of the Series M Warrants may not exercise the Series M Warrants if the holder, together with its affiliates, would beneficially own more than 4.99% or 9.99% (such amount to be determined at the option of the holder) of the number of Ordinary Shares outstanding immediately after giving effect to such exercise.

The exercise price and number of shares of Depositary Shares issuable upon the exercise of the Series M Warrants will be subject to adjustment in the event of any stock dividend and split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Series M Warrants.

The Series M Warrants, the Series M Warrant ADSs and the Series M Warrant Shares are not being registered under the Securities Act pursuant to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part and are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. The Series M Warrants, Series M Warrant ADSs and Series M Warrant Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder.

In connection with the offering, we have agreed to file a registration statement, or Resale Registration Statement, covering the resale of all of the Series M Warrants, Series M Warrant ADSs and Series M Warrant Shares with the SEC no later than the 15th calendar day following the date of the closing of the Private Placement, and have the registration statement declared effective by the SEC as promptly as possible after the filing thereof, but in any event no later than the 45th calendar day following the closing of the Private Placement or on the event that the SEC notifies us that the registration statement will be reviewed, the 75th calendar day following the date of the closing of the Private Placement.

Each investor is required to be an “accredited investor” (as such term is defined in Rule 501(a) under the Securities Act) or a “qualified institutional buyer” (as such term is defined in Rule 144A under the Securities Act).

There is no established public trading market for the Series M Warrants, and we do not expect a market to develop. We do not intend to list the Series M Warrants on the NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the Series M Warrants will be limited.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering Depositary Shares and Pre-Funded Warrants to purchase Depositary Shares. The following description of our shares of Depositary Shares (and the underlying Ordinary Shares) and Pre-Funded Warrants to purchase Depositary Shares summarizes the material terms and provisions thereof, including the material terms of the Depositary Shares and Pre-Funded Warrants to purchase Depositary Shares we are offering under this prospectus supplement and the accompanying prospectus.

Depositary Shares

For a description of the rights associated with the Ordinary Shares underlying our Depositary Shares, see “Description of Share Capital” in the accompanying prospectus. For a description of the rights associated with our Depositary Shares, see “Description of American Depositary Shares” in the accompanying prospectus. Our Depositary Shares are listed on the NASDAQ Capital Market under the symbol “BDRX.”

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Pre-Funded Warrant, the form of which will be filed as an exhibit to our Report on Form 6-K. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be sold in this offering at a purchase price equal to $2.8499 (equal to the purchase price per Registered Depositary Share, minus $0.0001). The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding Ordinary Shares following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our Depositary Shares which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the Depositary Shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Exercise Price and Duration

The Pre-Funded Warrants will have an exercise price of $0.0001 per share. The Pre-Funded Warrants are exercisable immediately upon issuance, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares or Depositary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Exercisability

The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full in immediately available funds for the number of Depositary Shares purchased upon such exercise.

Cashless Exercise

Notwithstanding the foregoing, if, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of, the Depositary Shares underlying the Pre-Funded Warrants, then the Pre-Funded Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of Depositary Shares determined according to the formula set forth in the Pre-Funded Warrant.

S-19

Exercise Limitation

A holder will not have the right to exercise any portion of the Pre-Funded Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the holder) of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election and in no event shall such increase exceed 9.99%.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Fractional Shares

No fractional Depositary Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of Depositary Shares to be issued will be rounded to the nearest whole number.

Trading Market

There is no established public trading market for the Pre-Funded Warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited.

Fundamental Transactions

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the Pre-Funded Warrants with the same effect as if such successor entity had been named in the Pre-Funded Warrant itself. If holders of our Ordinary Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the Pre-Funded Warrant following such fundamental transaction.

Rights as a Shareholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Ordinary Shares or Depositary Shares, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of our Ordinary Shares or Depositary Shares, including any voting rights, until the holder exercises the Pre-Funded Warrant.

Amendment and Waiver

The Pre-Funded Warrants may be modified or amended or the provisions thereof waived with the written consent of our Company and the respective holder.

S-20

PLAN OF DISTRIBUTION

We have engaged Maxim Group LLC to act as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus. The placement agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale of the securities by us. Therefore, we may not sell the entire number of securities being offered. Investors purchasing securities offered hereby will have the option to execute a securities purchase agreement with us. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus supplement and the accompanying prospectus in connection with the purchase of our securities in this offering. The placement agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the placement agent’s obligations are subject to conditions contained in the placement agency agreement.

We have entered into a securities purchase agreement directly with a certain institutional investor who has agreed to purchase the Registered Depositary Shares and Pre-Funded Warrants. The securities purchase agreement provides that the obligations of the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of customary opinions and closing certificates.

The representations, warranties and covenants contained in the securities purchase agreement were made solely for the benefit of us and the purchasers party thereto. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between us and the purchasers and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, our company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the stock purchase agreement, which subsequent information may or may not be fully reflected in public disclosures.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. There is no arrangement for funds to be received in escrow, trust or similar arrangement and the Depositary Shares (or Pre-Funded Warrants in lieu thereof) will be offered at a fixed price and are expected to be issued in a single closing.

We expect to deliver the securities being offered pursuant to this prospectus supplement on or about July 1, 2026.

A copy of the form of the securities purchase agreement we entered into with the investors will be filed as an exhibit to our Report on Form 6-K that will be filed with the SEC in connection with the consummation of this offering.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the placement agent a cash transaction fee equal to 8% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. In addition, we will reimburse the placement agent for its accountable out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the placement agent, up to $85,000.

The following table shows the public offering price, placement agent fees and proceeds, before expenses, to us, assuming the purchase of all the securities we are offering.

	Per Depositary Share	Per Pre-Funded Warrant	Total
Offering Price	$2.85	$2.8499	$806,393.19
Placement Agent Fees (1)	$0.228	$0.228	$64,513.06
Proceeds to Us (before expenses)	$2.622	$2.622	$741,880.13

Lock-Up Agreements

We and each of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber for the sale of or otherwise dispose of any of our Depositary Shares or other securities convertible into or exercisable or exchangeable for our Depositary Shares for 90 days after closing of the offering without the prior written consent of the placement agent.

The placement agent may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the placement agent will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

S-21

Right of First Refusal

We have agreed to grant the placement agent for the nine (9) months period following the closing of this offering, a right of first refusal to act as sole managing underwriter and sole book runner, sole placement agent or sole sales agent, for any and all future public offerings for which the Company retains the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering, subject to certain conditions and exceptions.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities under the Securities Act. If we are unable to provide this indemnification, we have agreed to contribute to payments the placement agent may be required to make in respect of those liabilities.

Stock Exchange

Our Depositary Shares are currently listed on the NASDAQ Capital Market under the symbol “BDRX”.

Transfer Agent and Registrar

Our share register is maintained by our registrar, Neville Registrars Limited. The transfer agent and registrar for our Depositary Shares is JPMorgan Chase Bank, N.A.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the website maintained by the placement agent or selling group members. The placement agent may agree to allocate a number of securities to the selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the placement agent and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting commissions under the Securities Act. The placement agent will be required to comply with the requirements of the Securities Act and the Exchange Act including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of the securities by the placement agent. Under these rules and regulations, the placement agent may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Passive Market Making

The placement agent may also engage in passive market making transactions in the common stock on Nasdaq in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of the Depositary Shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships and Affiliations

The placement agent and its affiliates may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services to the Company and its affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. From time to time, the placement agent and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans.

The placement agent has received compensation in connection with the a registered offering in December 2025.

S-22

LEGAL MATTERS

The validity of our Ordinary Shares, including Ordinary Shares represented by ADSs, being offered by this prospectus supplement will be passed upon for us by Stephenson Harwood LLP, London, United Kingdom. Certain other matters of U.S. federal and New York law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C., Boston, Massachusetts. Thompson Hine LLP, New York, New York, is counsel to the placement agent in connection with this offering.

EXPERTS

The financial statements as of December 31, 2024 and 2025, and for the years then ended, incorporated by reference into this prospectus and in the registration statement, have been so incorporated in reliance on a report PKF Littlejohn LLP, an independent registered accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the years ended December 31, 2024 and 2025 contain an explanatory paragraph regarding our ability to continue as a going concern.

PKF Littlejohn LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

The financial statements of Biodexa Pharmaceuticals PLC as of December 31, 2023, and for each of the three years in the period then ended, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on a report of Forvis Mazars LLP (then-named Mazars LLP), an independent registered public accounting firm, given on authority of said firm as experts in auditing and accounting. The report on the financial statements for the year ended December 31, 2023, contains an explanatory paragraph in Note 2 regarding our ability to continue as a going concern.

Forvis Mazars LLP, London, United Kingdom, is a member of the Institute of Chartered Accountants in England and Wales.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of England and Wales. All of our directors and officers are residents of jurisdictions outside the United States. Our corporate headquarters is located in the United Kingdom and all or a substantial portion of our assets, and all or a substantial portion of the assets of our directors and officers, are located outside of the United States. As a result, it may be difficult for you to serve legal process on us or our directors or have any of them appear in a U.S. court.

We have appointed Donald J. Puglisi of Puglisi & Associates as our authorized agent upon whom process may be served in any action instituted in any U.S. federal or state court having subject matter jurisdiction arising out of or based upon the securities offered by this prospectus.

We understand that in England it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in England. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in England will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment. In addition, the United States and the United Kingdom have not currently entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards).

S-23

PROSPECTUS SUPPLEMENT

Maxim Group LLC

June 29, 2026

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus. We are not making an offer of these securities in any state where the offer is not permitted.